Exhibit 99.1

Xenetic Biosciences Reports Second Quarter 2026 Financial Results and

Highlights Strengthened Scientific Foundation Supporting Continued

Advancement of Proprietary DNase Platform

Expanded collaborative research initiatives reinforce the Company's long-term

DNase development strategy

Ongoing generation of translational data designed to support future clinical development and deepen understanding of DNase I-mediated NET targeting

Continued royalty generation provides recurring, non-dilutive funding to support continued investment in core development programs

FRAMINGHAM, MA – (August 7, 2026) – Xenetic Biosciences, Inc. (NASDAQ: XBIO) (“Xenetic” or the “Company”), a biopharmaceutical company focused on advancing innovative immuno-oncology technologies addressing difficult to treat cancers, today reported financial results for the quarter ended June 30, 2026, and provided a corporate update on continued execution of its long-term strategy to advance its proprietary DNase platform through scientific collaboration and translational research.

Recent Highlights

•	Positive preclinical and translational data presented at the 2026 American Society of Clinical Oncology (ASCO) Annual Meeting demonstrating that DNase I significantly enhanced CAR T-cell expansion, persistence, tumor control and survival across preclinical hematologic cancer models
•	Announced that collaboration partner, PeriNess Ltd., received approval from the Israeli Ministry of Health and the respective Institutional Review Board to conduct an investigator-initiated exploratory study evaluating systemic recombinant human DNase I in combination with anti-CD19 CAR T-cell therapy in patients with large B-cell lymphoma at Tel Aviv Sourasky Medical Center
•	Received approximately $1.5 million in royalty revenue during the first six months of 2026

“We continue to generate strong translational data as evidenced by what was presented at ASCO, further supporting the potential of DNase I as a differentiated adjunct therapy designed to improve the efficacy and durability of CAR T-cell therapies," said James Parslow, Interim Chief Executive Officer and Chief Financial Officer of Xenetic. "Throughout the second quarter, we continued expanding the scientific foundation supporting our proprietary DNase technology while prudently allocating capital toward activities designed to both inform future clinical development and advance our ongoing strategic review process. We believe this disciplined approach, combined with continued royalty revenue from our legacy PolyXen technology, positions Xenetic to pursue long-term opportunities that have the potential to create meaningful value for both patients and shareholders."

Xenetic is advancing its proprietary DNase platform as a differentiated approach designed to enhance the effectiveness of existing cancer therapies by targeting neutrophil extracellular traps (NETs), an increasingly recognized driver of tumor progression, immune suppression and therapeutic resistance. Through collaborations with leading academic institutions, the Company continues to expand the scientific understanding of NET biology while generating translational evidence intended to inform future clinical development and strengthen the long-term potential of its platform.

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Summary of Financial Results for Second Quarter 2026

Royalty revenue for the three months ended June 30, 2026 increased approximately 12% to approximately $0.7 million, compared to approximately $0.6 million for the comparable prior-year period, primarily due to increased royalty revenue recognized under the Company's sublicense agreement with Takeda Pharmaceuticals Co. Ltd.

Research and development expenses for the three months ended June 30, 2026 decreased approximately 16% to approximately $0.6 million, compared to approximately $0.7 million for the comparable prior-year period, primarily due to lower manufacturing development efforts and reduced consulting costs.

General and administrative expenses for the three months ended June 30, 2026 increased approximately 64% to approximately $1.1 million, compared to approximately $0.7 million in the comparable quarter of 2025. The increase was primarily attributable to higher legal expenses associated with the Company's strategic review process.

Net loss for the quarter ended June 30, 2026 was approximately $0.9 million, compared to approximately $0.7 million for the same period in 2025.

The Company ended the second quarter of 2026 with approximately $6.5 million in cash and cash equivalents, compared to approximately $7.9 million as of December 31, 2025.

About Xenetic Biosciences

Xenetic Biosciences, Inc. is a biopharmaceutical company focused on advancing innovative immuno-oncology technologies addressing difficult to treat cancers. The Company's proprietary DNase technology is designed to improve outcomes of existing treatments, including immunotherapies, by targeting neutrophil extracellular traps (NETs), which are involved in cancer progression. Xenetic is currently focused on advancing its systemic DNase program into the clinic as an adjunctive therapy for pancreatic carcinoma and locally advanced or metastatic solid tumors.

For more information, please visit the Company's website at www.xeneticbio.com and connect on X, LinkedIn, and Facebook.

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Forward-Looking Statements

This press release contains forward-looking statements that we intend to be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts may constitute forward-looking statements within the meaning of the federal securities laws. These statements can be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," "remain," "focus", "confidence in", "potential", "continues", "warrants", and other words of similar meaning, including, but not limited to, all statements regarding royalty revenue generation, our belief regarding positioning Xenetic to pursue long-term opportunities that have the potential to create meaningful value for both patients and shareholders, our focus on advancing DNase into the clinic as an adjunctive therapy for pancreatic carcinoma and locally advanced or metastatic solid tumors, the DNase platform improving outcomes of existing treatments, including immunotherapies, by targeting neutrophil extracellular traps (NETs), which are involved in cancer progression, expanding the scientific understanding of NET biology, our generation of translational data and the potential of DNase I as a differentiated adjunctive therapy designed to improve the efficacy and durability of CAR T-cell therapies. Any forward-looking statements contained herein are based on current expectations and are subject to a number of risks and uncertainties. Many factors could cause our actual activities, performance, achievements, or results to differ materially from the activities and results anticipated in forward-looking statements. Important factors that could cause actual activities, performance, achievements, or results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from our manufacturing and collaboration agreements; (2) unexpected costs, charges or expenses resulting from the licensing of the DNase platform; (3) uncertainty of the expected financial performance of the Company following the licensing of the DNase platform; (4) failure to realize the anticipated potential of the DNase or PolyXen technologies; (5) the ability of the Company to obtain funding and implement its business strategy; (6) risks and uncertainties as to the outcome and timing of the strategic review process being conducted by the Board and a special independent committee thereof, including the possibility that the Board may decide not to undertake a strategic alternative following the evaluation process, the Company's inability to consummate any proposed strategic alternative resulting from the review due to, among other things, market, regulatory and other factors, the potential for disruption to our business resulting from the review process, and potential adverse effects on the Company's stock price from the announcement, suspension or consummation of the evaluation process and the results thereof, as well as risks and uncertainties related to the potential impacts of consummation of a strategic transaction on the Company's current business operations, anticipated business strategy and product development plans; and (7) other risk factors as detailed from time to time in the Company's reports filed with the SEC, including its annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. In addition, forward-looking statements may also be adversely affected by general market factors, general economic and business conditions, including potential adverse effects of public health issues, and geopolitical events, such as the conflicts in Ukraine and in the Middle East, on economic activity, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new product candidates and indications, manufacturing issues that may arise, patent positions, litigation, and shareholder activism, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the Company does not undertake any obligation to update forward-looking statements, except as required by law.

Contact:

JTC Team, LLC

Jenene Thomas

(908) 824-0775

xbio@jtcir.com

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